                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           _________________________

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                                March 16, 2001
                                --------------
                               (Date of Report)


                          FISHER COMMUNICATIONS, INC.
          ----------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

          Washington                      000-22349                       91-0222175
-------------------------------   --------------------------       -----------------------
 (State or Other Jurisdiction        (Commission File No.)                (IRS Employer
      of Incorporation)                                                Identification No.)

 1525 One Union Square, 600 University Street, Seattle, Washington, 98101-3185
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         (Address of Principal Executive Offices, including Zip Code)

                                (206) 404-7000
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             (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.    Acquisition or Disposition of Assets.

     On March 19, 2001, Fisher Communications, Inc. announced an agreement to sell Fisher's flour milling assets to Pendleton Flour Mills, L.L.C. for approximately $31 million, subject to certain conditions and regulatory approvals.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits

     10.1 Asset Purchase Agreement, dated March 16, 2001, between Pendleton Flour Mills, L.L.C., Fisher Mills Inc., Fisher Mills - Blackfoot L.L.C., and Fisher Properties Inc.

     99.1 Press Release, dated March 19, 2001, regarding announcement of name change, sale of flour milling assets, and application for NASDAQ listing.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FISHER COMMUNICATIONS, INC.


Dated: March 16, 2001                   By  /s/ David D. Hillard
                                            ---------------------------
                                        David D. Hillard
                                        Senior Vice President, CFO and
                                        Assistant Secretary
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                                 EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------

    10.1 Asset Purchase Agreement, dated March 16, 2001, between Pendleton Flour Mills, L.L.C., Fisher Mills Inc., Fisher Mills - Blackfoot L.L.C., and Fisher Properties Inc.

    99.1 Press Release, dated March 19, 2001, regarding announcement of name change, sale of flour milling assets, and application for NASDAQ listing.